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                                 EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14504) of the Engineered Support Systems, Inc. Employee Stock Ownership Plan, the Registration Statements on Form S-8 (Nos. 333-45020 and 333-45022) of the 2000 Stock Option Plan for Nonemployee Directors and the 2000 Stock Option Plan, respectively, and the Registration Statements on Form S-8 (Nos. 333-64126 and 333-65490) of the Engineered Support Systems, Inc. Employee Stock Purchase Plan and the Engineered Support Systems, Inc. Stock Purchase Plan for Nonemployee Directors, respectively, of our report dated December 7, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 7, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
January 29, 2002



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                    REPORT OF INDEPENDENT ACCOUNTANTS ON
                        FINANCIAL STATEMENT SCHEDULE



To the Board of Directors of
   Engineered Support Systems, Inc.

Our audits of the consolidated financial statements referred to in our report dated December 7, 2001 appearing in the Annual Report to Shareholders of Engineered Support Systems, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also include an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
St. Louis, MO
December 7, 2001